PERFORMANCE CALCULATION

                             NEWPORT GREATER CHINA FUND -CLASS Z

                                Period  Ended: 8/31/97

                                Inception Date: 5/16/97




                                     SINCE INCEPTION
                                   5/16/97 TO 8/31/97

                                 Non-Standard


  Initial Inv.                      $1,000.00

  Amt. Invested                     $1,000.00
  Initial NAV                            13.34
  Initial Shares                       74.981

  Shares From Dist.                     0.000
  End of Period NAV                      17.91

  Total Return                          34.29%

  Average Annual
   Total Return                           N/A